UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 27, 2006
TTM TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-31285	91-1033443

(State or Other	(Commission File Number)	(IRS Employer Identification No.)
Jurisdiction of Incorporation)
2630 South Harbor Boulevard, Santa Ana, CA 92704

(Address of principal executive offices) (Zip Code)
Registrant’s Telephone Number, Including Area Code: (714) 327-3000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.
     On October 27 2006, TTM Technologies, Inc. completed its acquisition of substantially all of the assets of the Printed Circuit Group business unit from Tyco International Ltd. for $225.6 million in cash. The purchase price is subject to adjustment based on working capital and cash levels.
     Tyco Printed Circuit Group is a leading producer of complex, high performance and specialty printed circuit boards (PCBs) and is one of the major suppliers of military and aerospace PCBs in North America.
Item 9.01. Financial Statements and Exhibits
(a)	Financial Statements of Businesses Acquired.

Report of Independent Certified Public Accountants

Combined Statements of Operations for the nine months ended June 30, 2006, and for the fiscal years ended September 30, 2005 and September 17, 2004

Combined Balance Sheets as of June 30, 2006 and September 30, 2005

Combined Statements of Parent Company Deficit for the nine months ended June 30, 2006 and for the fiscal years ended September 30, 2005 and September 17, 2004

Combined Statements of Cash Flows for the nine months ended June 30, 2006, and for the fiscal years ended September 30, 2005 and September 17, 2004

Notes to combined financial statements

(b)	Pro Forma Financial Information.
     As of the date of the filing of this Current Report on Form 8-K, it is impracticable for the Registrant to provide the pro forma financial information required by this Item 9.01(b). In accordance with Item 9.01(b)(2) of Form 8-K, such financial statements shall be filed by amendment to this Form 8-K not later than 71 days after the date this Current Report must be filed.
(c) Exhibits

Exhibit No.	Exhibit Description

23	Consent of Grant Thornton LLP
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 27, 2006	TTM TECHNOLOGIES, INC.
	By:	/s/ Steven W. Richards
Steven W. Richards
Vice President and Chief Financial Officer

Combined Financial Statements and
Report of Independent Certified Public Accountants
Tyco Printed Circuit Group
As of June 30, 2006 and September 30, 2005 and for the
nine months ended June 30, 2006, and for the fiscal years
ended September 30, 2005 and September 17, 2004

TYCO PRINTED CIRCUIT GROUP
INDEX TO COMBINED FINANCIAL STATEMENTS

Report of Independent Certified Public Accountants
To the Board of Directors of
Tyco International Ltd.
     We have audited the accompanying combined balance sheets of Tyco Printed Circuit Group (the “Company”) (see Note 1) as of June 30, 2006 and September 30, 2005, and the related combined statements of operations, parent company deficit, and cash flows for the nine months ended June 30, 2006, and for the fiscal years ended September 30, 2005 and September 17, 2004. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
     We conducted our audits in accordance with auditing standards generally accepted in the United States of America as established by the American Institute of Certified Public Accountants. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall combined financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Tyco Printed Circuit Group as of June 30, 2006 and September 30, 2005, and the results of its operations and its cash flows for the nine months ended June 30, 2006 and for the fiscal years ended September 30, 2005 and September 17, 2004 in conformity with accounting principles generally accepted in the United States of America.
     Certain expenses represent allocations from Tyco International Ltd. and affiliates. The accompanying combined financial statements have been prepared from the separate records maintained by the Company, including such allocations, and may not necessarily be representative of the financial position or results of operations had the Company been operated as an unaffiliated company.
/s/ Grant Thornton LLP
Boston, Massachusetts
September 22, 2006

TYCO PRINTED CIRCUIT GROUP
COMBINED STATEMENTS OF OPERATONS
For the nine months ended June 30, 2006 and for the fiscal years ended September 30, 2005 and
September 17, 2004
(in millions)

	2006	2005	2004
Net revenue, including related party revenue of $5.1, $7.7 and $9.5 respectively	$299.8	$368.1	$404.2
Cost of sales, including purchases from related parties of $15.2, $16.5 and $18.3, respectively	269.7	331.6	336.2

Gross profit	30.1	36.5	68.0

Selling, general and administrative expenses	27.0	33.6	49.1
Charges and allocations from Tyco International Ltd. and affiliates	5.3	7.4	10.9
Restructuring and impairment charges, net	1.3	7.2	1.9
(Gain)/Loss on sale of property, plant and equipment	1.1	(1.2)	(1.7)

Operating (loss) income	(4.6)	(10.5)	7.8

Interest expense — Tyco International Ltd. and affiliates	53.6	60.2	52.4
Other interest expense, net	0.8	1.7	1.3

Loss before income taxes and cumulative effect of a change in accounting principle	(59.0)	(72.4)	(45.9)
Income taxes	0.7	0.5	0.1
Minority interest	—	—	0.1

Loss before cumulative effect of a change in accounting principle	(59.7)	(72.9)	(46.1)
Cumulative effect of a change in accounting principle	1.6	—	—

Net loss	$(61.3)	$(72.9)	$(46.1)

See Notes to Combined Financial Statements.

TYCO PRINTED CIRCUIT GROUP
COMBINED BALANCE SHEETS
As of June 30, 2006 and September 30, 2005
(in millions)

	2006	2005
Assets
Current Assets:
Cash and cash equivalents	$3.6	$9.6
Accounts receivable, less allowance for doubtful accounts of $1.2 and $1.0, respectively	79.1	60.2
Inventories, net	51.0	47.3
Prepaid expenses and other current assets	0.8	1.8

Total current assets	134.5	118.9

Property, plant and equipment, net	107.2	117.7
Other assets	1.3	1.6

Total Assets	$243.0	$238.2

Liabilities and Parent Company Deficit
Current Liabilities:
Capital lease obligations — current portion	$0.7	$23.9
Accounts payable	41.7	40.7
Due to Tyco International Ltd. and affiliates	1,122.0	1,034.6
Income taxes payable	0.2	0.1
Accrued expenses and other current liabilities	19.7	21.3

Total current liabilities	1,184.3	1,120.6

Long-term debt and capital lease obligations	0.4	1.4
Other long-term liabilities	6.3	6.9

Total Liabilities	1,191.0	1,128.9

Commitments and contingencies (Note 5 )

Minority Interest	—	0.8

Parent Company Deficit:
Parent company deficit	(948.0)	(891.3)
Cumulative translation	—	(0.2)

Total Parent Company Deficit	(948.0)	(891.5)

Total Liabilities and Parent Company Deficit	$243.0	$238.2

See Notes to Combined Financial Statements.

TYCO PRINTED CIRCUIT GROUP
COMBINED STATEMENTS OF PARENT COMPANY DEFICIT
For the nine months ended June 30, 2006 and for the fiscal years ended September 30, 2005 and
September 17, 2004
(in millions)

	Parent		Total Parent
	Company	Currency	Company	Comprehensive
	Deficit	Translation	Deficit	Income (loss)
Balance at September 20, 2003	$(763.2)	$(0.5)	$(763.7)
Comprehensive income (loss):
Net loss	(46.1)		(46.1)	(46.1)
Currency translation				—

Total comprehensive loss				$(46.1)

Net contributions from parent	1.7		1.7

Balance at September 17, 2004	(807.6)	(0.5)	(808.1)

Comprehensive income(loss):
Net loss	(72.9)		(72.9)	(72.9)
Currency translation		0.3	0.3	0.3

Total comprehensive loss				$(72.6)

Net transfers to parent	(7.8)		(7.8)
Effect of change in fiscal period	(3.0)		(3.0)

Balance at September 30, 2005	(891.3)	(0.2)	(891.5)

Comprehensive income(loss):
Net loss	(61.3)		(61.3)	(61.3)
Currency translation		0.2	0.2	0.2

Total comprehensive loss				$(61.1)

Net contributions from parent	4.6		4.6

Balance at June 30, 2006	$(948.0)	$—	$(948.0)

See Notes to Combined Financial Statements.

TYCO PRINTED CIRCUIT GROUP
COMBINED STATEMENTS OF CASH FLOWS
For the nine months ended June 30, 2006 and for the fiscal years ended September 30, 2005 and
September 17, 2004
(in millions)

	2006	2005	2004
Cash Flows From Operating Activities:
Net loss	$(61.3)	$(72.9)	$(46.1)
Adjustments to reconcile net loss to net cash used in operating activities:
Cumulative effect of accounting change	1.6	—	—
Non-cash restructuring and impairment charges, net	—	0.7	0.1
Stock based compensation	1.8	0.2	0.1
(Gain)/loss on sale of property, plant and equipment	1.1	(1.2)	(1.7)
Depreciation and amortization	14.1	19.3	19.4
Effect of change in fiscal year	—	(3.0)	—
Changes in assets and liabilities:
Accounts receivable, net	(18.9)	(6.1)	2.2
Inventories	(3.7)	(2.8)	(2.3)
Prepaid expenses and other current and non-current assets	1.4	0.1	0.6
Trade amounts due to/from Tyco International Ltd and affiliates	(1.8)	8.8	(5.6)
Accounts payable	1.0	5.4	2.3
Accrued expenses and other current and non-current liabilities	(3.9)	(14.9)	3.6
Income taxes	0.1	0.1	(0.1)

Net cash used in operating activities	(68.5)	(66.3)	(27.5)

Cash Flows From Investing Activities
Capital expenditures	(5.9)	(12.4)	(6.7)
Proceeds from the sale of property, plant and equipment	1.4	2.4	7.8

Net cash provided by (used in) investing activities	(4.5)	(10.0)	1.1

Cash Flows From Financing Activities:
Net advances from Tyco International Ltd. and affiliates	89.1	90.3	31.6
Payment of capital lease obligations and long-term debt	(24.3)	(8.5)	(0.9)
Minority interest payment	(0.8)	(0.4)	—
Change in parent company deficit	2.8	(4.6)	1.7

Net cash provided by financing activities	66.8	76.8	32.4

Effect of currency translation on cash	0.2	0.2	—

Net increase (decrease) in cash and cash equivalents	$(6.0)	$0.7	$6.0
Cash and cash equivalents at beginning of year	9.6	8.9	2.9

Cash and cash equivalents at end of year	$3.6	$9.6	$8.9

Supplementary Cash Flow Information:
Interest paid to Tyco International Ltd. and affiliates	$53.7	$74.0	$52.5
Other interest paid	$0.8	$1.7	$1.3
Income taxes paid, net of refunds	$0.6	$0.4	$0.3
Assets acquired under capital lease obligations	$—	$1.6	$—
See Notes to Combined Financial Statements.

TYCO PRINTED CIRCUIT GROUP
NOTES TO COMBINED FINANCIAL STATEMENTS
For the nine months ended June 30, 2006 and for the fiscal years ended
September 30, 2005 and September 17, 2004
1. Basis of Presentation and Summary of Significant Accounting Policies
     Basis of Presentation — The combined financial statements of Tyco Printed Circuit Group (the “Company”) consist of the combined operations of the Tyco Printed Circuit Group L.P., Tyco Packaging Systems (Shanghai) Co. Ltd., as well as business transacted on behalf of the Company through Raychem International and Tyco Electronics Logistics AG. These businesses are all wholly owned by Tyco International Ltd. (a Bermuda company which is publicly traded on the New York and Bermuda stock exchange) and are managed within the Tyco Electronics segment of Tyco International Ltd. Tyco International Ltd. and its subsidiaries, excluding Tyco Printed Circuit Group, are referred to herein as “Tyco” or “Parent.”
     These financial statements present the combined financial position, results of operations and cash flows of the Company as a subsidiary of Tyco, including adjustments, allocations and related party transactions (see Note 7). The combined financial statements may not be representative of the financial position or results of operations had the Company operated as a separate, stand-alone entity.
     Business — Tyco Printed Circuit Group manufactures rigid, flexible, rigid-flex and specialty circuit boards and provides backplane and sub-system assembly services for both standard and specialty products in military and commercial applications. The Company also offers a comprehensive range of printed circuit board related services, including initial concept design, product simulation, prototyping and quick-turn assembly.
     The Company currently operates six printed circuit board fabrication facilities in the United States and three backplane and sub-system assembly facilities located in the United States and China. The Company serves the aerospace and defense, industrial, test and instrumentation, medical, telecom, data networking, computing, storage and peripherals end markets. The Company’s customers include original equipment manufacturers and contract manufacturers.
     Change in Fiscal Year — Effective October 1, 2004, Tyco changed its fiscal year end to a “52-53 week” year ending on the last Friday of September, such that each quarterly period will be 13 weeks in length. Prior to this change, the Company’s fiscal period was the 52 week period that ended on September 17, 2004. In fiscal 2005, the Company aligned its fiscal period to that of the Parent. The Company’s $3.0 million loss from September 18, 2004 to September 30, 2004 is separately reported within Parent Company Deficit.
     The combined financial statements are presented as of June 30, 2006 and September 30, 2005 and for the nine months ended June 30, 2006 and the fiscal years ended September 30, 2005 and September 17, 2004 (“fiscal periods 2006, 2005 and 2004”). The nine month fiscal period has been presented in conjunction with the potential sale of the Company. See Note 11. All references to 2006 are for the nine month period ended June 30, 3006.

TYCO PRINTED CIRCUIT GROUP
NOTES TO COMBINED FINANCIAL STATEMENTS — Continued
For the nine months ended June 30, 2006 and for the fiscal years ended
September 30, 2005 and September 17, 2004
1. Basis of Presentation and Summary of Significant Accounting Policies (Cont’d)
     Liquidity — The combined financial statements have been presented assuming the Company continues to operate as a going concern. Cash flows used in operating activities were $68.5 million, $66.3 million and $27.5 million for the fiscal periods 2006, 2005 and 2004, respectively, and were primarily funded through additional borrowings and capital infusions made by Tyco. The operating cash flows include interest payments to Tyco of $53.7 million, $74.0 million and $52.5 million in fiscal periods 2006, 2005 and 2004, respectively. The Company’s ability to continue as a going concern depends on Tyco’s ongoing support. Tyco is committed to providing this ongoing support through additional borrowings and capital infusions as required to fund operations.
     Revenue Recognition — The Company derives its revenue primarily from the sale of its products and recognizes revenue when: 1) persuasive evidence of a sale arrangement exists; 2) the sale terms are fixed and determinable; 3) title and risk of loss has transferred, which is typically upon shipment to the customer; and, 4) collection is reasonably assured. The Company does not have customer acceptance provisions, but typically provides for a limited right of return related to nonconformance with customer specifications and material defects in materials and manufacturing. The Company accepts returned goods only when the customer makes a claim and management has authorized the return. Returns result primarily from defective products. A reserve for estimated returns is established at the time of sale based on historical return experience. As of June 30, 2006 and September 30, 2005, the reserve for sales returns and allowances was $.8 million and $.6 million, respectively.
     Shipping and handling fees are included as part of Net revenue. The related freight costs and supplies associated with shipping products to customers are included as a component of cost of sales.
     Concentrations — As of June 30, 2006 and September 30, 2005, one customer comprised approximately 11% and 6% of the Company’s net accounts receivable. This same customer also accounted for approximately 9% and 11% of total sales for the fiscal periods 2006 and 2005. Credit is granted to this customer in the same manner as other customers. There was no such concentration in fiscal year 2004.
     Advertising — Advertising costs are expensed when incurred and were not significant in any period presented.
     Foreign Currency — The functional currency of the Company’s non-U.S. operations is the local currency. Accordingly, assets and liabilities are translated into U.S. Dollars using period-end exchange rates. Sales and expenses are translated at the average exchange rates in effect during the period. Foreign currency translation gains and losses are included as a component of Parent Company Deficit. Gains and losses resulting from foreign currency transactions, the amounts of which are not material in any period presented, are included in Net loss.

TYCO PRINTED CIRCUIT GROUP
NOTES TO COMBINED FINANCIAL STATEMENTS — Continued
For the nine months ended June 30, 2006 and for the fiscal years ended
September 30, 2005 and September 17, 2004
1. Basis of Presentation and Summary of Significant Accounting Policies (Cont’d)
     Cash and Cash Equivalents — All highly liquid investments with remaining maturities of three months or less are considered to be cash equivalents. The Company had $3.1 million and $8.8 million in foreign bank accounts as of June 30, 2006 and September 30, 2005, respectively.
     Accounts Receivable and Allowance for Doubtful Accounts — The Company extends credit to customers based on evaluation of a customer’s financial condition and, generally, collateral is not required. Trade accounts receivables are recorded at the invoiced amount and do not bear interest. The Company determines its allowance by considering a number of factors, including the length of time trade accounts receivable are past due, the customer’s previous loss history, the customer’s current ability to pay its obligation to the Company, and the condition of the general economy and the industry as a whole. A trade receivable is considered to be past due if any portion of the receivable balance is outstanding for more than the customer’s standard payment terms. Recoveries of trade receivables previously written off are recorded when received.
     Inventories — Inventories are recorded at the lower of cost or market value using a combination of the first-in, first-out and the average cost method. A provision is made to reduce excess and obsolete inventories to their estimated net realizable value.
     Property, Plant and Equipment — Property, plant and equipment purchases are recorded at cost and are depreciated and amortized over the estimated useful lives of the related assets. Depreciation is calculated using the straight-line method over the estimated useful lives of the related assets as follows:

Buildings and related improvements	10 to 40 years
Leasehold improvements	Lesser of remaining lease term or economic useful life
Machinery, equipment, and furniture and fixtures	1 to 15 years
     Expenditures for significant renewals or improvements are capitalized and depreciated or amortized over their estimated useful lives. The cost of maintenance and repairs is charged to expense as incurred. Depreciation expense for the fiscal periods 2006, 2005 and 2004 was $14.1 million, $19.3 million and $19.4 million, respectively.

TYCO PRINTED CIRCUIT GROUP
NOTES TO COMBINED FINANCIAL STATEMENTS — Continued
For the nine months ended June 30, 2006 and for the fiscal years ended
September 30, 2005 and September 17, 2004
1. Basis of Presentation and Summary of Significant Accounting Policies (Cont’d)
     Impairment of Long-Lived Assets — The Company evaluates the net realizable value of long-lived assets as circumstances warrant as prescribed in Statement of Financial Accounting Standards (“SFAS”) No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.” When indicators of potential impairment are present, the carrying values of the assets are evaluated in relation to the operating performance and estimated future undiscounted cash flows of the underlying business. This evaluation is impacted by a number of factors, including operating results, business plans, economic projections and anticipated future cash flows. An impairment in the carrying value of an asset group is recognized whenever anticipated undiscounted future cash flows from an asset group are estimated to be less than its carrying value. The amount of the impairment recognized is the difference between the carrying value of the asset group and its fair value. Fair values are based on assumptions concerning the amount and timing of estimated future cash flows and assumed discount rates, reflecting varying degrees of perceived risk. When assets are classified as held for sale, the carrying value of these assets is compared to the estimated fair value, less the cost to sell, to determine if there is any impairment. During fiscal periods 2006, 2005 and 2004, there were no impairment write-downs.
     Income Taxes — The Company’s business activities in the U.S. are conducted through a partnership entity. This partnership is treated as a “flow-through” entity for U.S. income tax purposes, meaning that the partnership itself is not subject to income tax, and that the partners only pay tax on their respective share of partnership income. Accordingly, the Company does not compute, and the combined financial statements do not include, a tax benefit or provision for the losses of the U.S. operations. The Company’s non-U.S. income tax provision relates to federal and provincial income taxes in China. The income tax provision was computed in accordance with SFAS No. 109, “Accounting for Income Taxes,” and is based on current tax rates.
     Deferred foreign tax liabilities and assets are recognized for the expected future tax consequences of events that have been reflected in the combined financial statements. Deferred tax liabilities and assets are determined based on the differences between the book values and the tax bases of particular assets and liabilities using tax rates in effect for the years in which the differences are expected to reverse. A valuation allowance is provided to offset deferred tax assets if, based upon the available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.
     Financial Instruments — The Company’s financial instruments consist primarily of cash, accounts receivable, accounts payable, capital lease obligations and debt held by Tyco. With the exception of the intercompany debt, the fair value of such instruments approximated book value at June 30, 2006 and September 30, 2005. The Company has determined that determining the fair value of the intercompany debt is impracticable given the related party nature of the arrangement.

TYCO PRINTED CIRCUIT GROUP
NOTES TO COMBINED FINANCIAL STATEMENTS — Continued
For the nine months ended June 30, 2006 and for the fiscal years ended
September 30, 2005 and September 17, 2004
1. Basis of Presentation and Summary of Significant Accounting Policies (Cont’d)
     Asset Retirement Obligations — The Company accounts for asset retirement obligations as required by SFAS No. 143, “Accounting for Asset Retirement Obligations” and FASB Interpretation (“FIN”) 47, “Accounting for Conditional Asset Retirement Obligations.” Under these standards, a liability is recognized for the fair value of legally required asset retirement obligations associated with long-lived assets in the period in which the retirement obligations are incurred and the liability can be reasonably estimated. The Company capitalizes the associated asset retirement costs as part of the carrying amount of the long-lived asset. The Company adopted FIN 47 as of June 30, 2006. See Note 4.
     Parent Company Deficit — Parent Company Deficit on the Combined Balance Sheets represents the historical losses funded by Tyco, offset by transactions with Tyco. See Note 7 for additional information regarding the allocation to the Company of various expenses incurred by Tyco.
     Environmental Accrual — The Company accrues for costs associated with environmental obligations when such costs are probable and reasonably estimable in accordance with AICPA Statement of Position (“SOP”) 96-1, “Environmental Remediation Liabilities (Including Auditing Guidance).” Accruals to address estimated costs for environmental obligations generally are recognized no later than the date when the Company identifies what cleanup measures, if any, are likely to be required to address the environmental conditions. In accordance with SOP 96-1, included in such obligations are the estimated direct costs to investigate and address the conditions, including the associated engineering, legal and consulting costs. Such accruals are measured on a discounted basis and are adjusted as further information becomes available or circumstances change.
     Restructuring Costs — Restructuring costs, which include termination benefits, contract termination costs, asset impairments and other restructuring costs are recorded at estimated fair value. Key assumptions in calculating the restructuring costs include the terms that may be negotiated to exit certain contractual obligations and the anticipated timing of employees leaving the Company.
     Use of Estimates — The preparation of the financial statements in conformity with accounting principles generally accepted in the United States (“GAAP”) requires management to make extensive use of estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities and the reported amounts of sales and expenses. Significant estimates in these combined financial statements include restructuring charges and credits, impairment charges, allowances for doubtful accounts receivable, estimates of future cash flows associated with long-lived assets, useful lives for depreciation and amortization, loss contingencies, net realizable value of inventories and expenses allocated to the Company from Tyco. Actual results could differ materially from these estimates. Changes in estimates are recorded in results of operations in the period that the event or circumstances giving rise to such changes occur.

TYCO PRINTED CIRCUIT GROUP
NOTES TO COMBINED FINANCIAL STATEMENTS — Continued
For the nine months ended June 30, 2006 and for the fiscal years ended
September 30, 2005 and September 17, 2004
1. Basis of Presentation and Summary of Significant Accounting Policies (Cont’d)
     Recently Adopted Accounting Pronouncements — In November 2004, the Financial Accounting Standards Board issued SFAS No. 151, “Inventory Costs, an amendment of ARB No. 43, Chapter 4.” SFAS No. 151 amends Accounting Research Bulletin No. 43 to clarify that abnormal amounts of idle facility expense, freight, handling costs and wasted materials (spoilage) should be recognized as current-period charges. In addition, SFAS No. 151 requires that allocation of fixed production overhead to inventory be based on the normal capacity of the production facilities. SFAS No. 151 is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. The adoption of SFAS No. 151 did not have a significant impact on the Company’s results of operations, financial position or cash flows.
     Effective October 1, 2005, the Company adopted SFAS No. 123R, “Share-Based Payment”, which requires compensation costs related to share-based transactions, including employee stock options, to be recognized in the financial statements based on fair value. SFAS No. 123R revises SFAS No 123, “Accounting for Stock-Based Compensation”, and supersedes Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees”. The Company adopted SFAS 123R using the modified prospective transition method. Under this method, compensation cost is recognized for the unvested portion of share-based payments granted prior to October 1, 2005 and all share-based payments granted subsequent to September 30, 2005 over the related vesting period. Compensation cost is generally recognized ratably over the requisite service period or period to retirement eligibility, if shorter. In fiscal years 2005 and 2004, the Company applied the intrinsic value based method prescribed in APB Opinion No. 25 in accounting for stock-based compensation. Prior period results have not been restated. Due to the adoption of SFAS 123R, the Company’s results for the fiscal period 2006 include incremental share-based compensation totaling $1.2 million.
2. Restructuring and Impairment Charges
     During fiscal periods 2006, 2005 and 2004, the Company recorded restructuring charges of $1.3 million, $4.2 million and $1.8 million, respectively. The 2006 and 2004 charges largely represent changes in subtenant assumptions associated with leased facilities vacated in closure actions announced prior to September 17, 2003. The 2005 charge largely related to restructuring plans to exit one facility in Austin, TX due to continued losses, including the termination of approximately 180 employees. The closure resulted in the elimination of annual wages of $8.5 million and the elimination of a leased facility with annual rent of $1.7 million. In connection with the closure of this leased facility, the Company also recognized an asset retirement obligation of $2.4 million in 2005 as the decision to close the facility eliminated any conditional aspects of the commitment to remove certain building improvements from the property. The related asset recognized was immediately written off as an impairment charge and has been included in the Combined Statements of Operations in Restructuring and impairment charges during fiscal year 2005; the liability of $2.4 million has been reflected in Accrued expenses and other

TYCO PRINTED CIRCUIT GROUP
NOTES TO COMBINED FINANCIAL STATEMENTS — Continued
For the nine months ended June 30, 2006 and for the fiscal years ended
September 30, 2005 and September 17, 2004
2. Restructuring and Impairment Charges (Cont’d)
current liabilities at June 30, 2006 and September 30, 2005. In addition, in fiscal years 2005 and 2004, the Company recorded charges for the impairment of property, plant and equipment associated with the decision to close the Austin facility totaling $.7 million and $.1 million, respectively.
     Activity for the Company’s restructuring reserves is as follows (in millions):

	Employee	Facilities
	Severance	Exit
	and Benefits	Costs	Other	Total
Balance at September 18, 2003	$1.1	$14.5	$.5	$16.1

Charges	.3	1.5	—	1.8
Utilization	(.6)	(4.8)	—	(5.4)

Balance at September 17, 2004	.8	11.2	.5	12.5

Charges	3.0	1.6	(.4)	4.2
Utilization	(1.4)	(5.0)	(.1)	(6.5)

Balance at September 30, 2005	$2.4	$7.8	—	$10.2

Charges		1.3	—	1.3
Utilization	(2.1)	(2.6)	—	(4.7)

Balance at June 30, 2006	$.3	$6.5	$—	$6.8

     At June 30, 2006 and September 30, 2005, there were remaining restructuring reserves of $6.8 million and $10.2 million, respectively, of which $4.4 million and $6.3 million were included in Accrued expenses and Other current liabilities and $2.4 million and $3.9 million, respectively, were included in Other long-term liabilities.
3. Income Taxes
     The Company’s business activities in the U.S. are conducted through a partnership entity. This partnership is treated as a “flow-through” entity for U.S. income tax purposes, meaning that the partnership itself is not subject to income tax, and that the partners only pay tax on their respective share of partnership income. Accordingly, the Company does not compute, and the combined financial statements do not include, a tax provision on the income or losses of the U.S. operations. The Company’s non-U.S. income tax provision relates to federal and provincial income taxes in China. The income tax provision was computed in accordance with SFAS No. 109, “Accounting for Income Taxes,” and is based on current tax rates.

TYCO PRINTED CIRCUIT GROUP
NOTES TO COMBINED FINANCIAL STATEMENTS — Continued
For the nine months ended June 30, 2006 and for the fiscal years ended
September 30, 2005 and September 17, 2004
3. Income Taxes (Cont’d)
     The reconciliation between U.S. federal income taxes at the statutory rate and the Company’s provision for income taxes are as follows (in millions):

	2006	2005	2004
Notional U.S. federal income tax benefit at the statutory rate of 35%	$(20.6)	$(25.4)	$(16.1)
Adjustments to reconcile to the Company’s income tax provision:
U.S. partnership loss benefited at the partner level	22.3	26.6	16.8
Non-U.S. earnings taxed at foreign rates	(1.0)	(0.7)	(0.6)

Provision for income taxes	0.7	0.5	0.1
Deferred benefit	—	—	(.1)

Current provision	$0.7	$0.5	$0.2

     The provisions for income taxes for fiscal periods 2006, 2005 and 2004 include $.7 million, $.5 million and $.1 million, respectively, for non-U.S. income taxes. The Chinese component of income before income taxes was $4.9 million, $3.5 million and $2.1 million for 2006, 2005 and 2004, respectively. Deferred income taxes result from temporary differences between the amount of assets and liabilities recognized for financial reporting and tax purposes and were $.1 million at June 30, 2006 and September 30, 2005. The Company expects to realize these deferred tax assets and therefore has not recorded a valuation allowance at June 30, 2006 and September 30, 2005. Unremitted earnings are considered to be permanently invested in the Chinese operation.
4. Cumulative Effect of Accounting Change
     As of June 30, 2006, the provisions of FIN 47 were adopted, resulting in the recognition of an asset retirement obligation (“ARO”) liability of $1.8 million, an ARO asset of $.2 million, and a $1.6 million charge as a cumulative effect of accounting change. There was no income tax effect related to the accounting change as the ARO recorded was associated with U.S. assets. The ARO liability is included in Other long-term liabilities and the ARO asset is included in Property, plant and equipment, net on the Combined Balance Sheets. The ARO liability was established for the estimated cost of removal and disposal of asbestos in Company-owned buildings and the decommissioning of leased buildings.

TYCO PRINTED CIRCUIT GROUP
NOTES TO COMBINED FINANCIAL STATEMENTS — Continued
For the nine months ended June 30, 2006 and for the fiscal years ended
September 30, 2005 and September 17, 2004
5. Commitments and Contingencies
     During fiscal year 2005, the Company entered into a capital lease obligation for two pieces of manufacturing equipment for $1.6 million. As of June 30, 2006 and September 30, 2005, the equipment associated with the capital lease had a net book value of $1.0 million and $1.5 million, respectively.
     The Company participated in two of Tyco’s lease programs used to finance capital expenditures for manufacturing machinery and equipment, one of which expired in fiscal year 2005 and the other in fiscal period 2006. In connection with the adoption of FIN 46R, “Consolidation of Variable Interest Entities,” as of October 1, 2003, the Company has recorded on its Combined Balance Sheet certain fixed assets, the related financing obligation, and minority interest related to these leasing programs. The assets and obligations, which are now reflected as capital lease obligations, were accounted for off-balance sheet through Tyco synthetic lease programs prior to the adoption of FIN 46R. The balance outstanding at September 30, 2005 of $23.3 million is secured through a security interest in manufacturing machinery and equipment with a net book value of approximately $16.8 million. The entire remaining obligation has been shown as a current liability as of September 30, 2005 as the lease was paid off during fiscal period 2006.
     The Company also has facility and equipment operating leases that expire at various dates through the year 2019. Rental expense under these leases was $4.9 million, $7.1 million, and $8.4 million for fiscal periods 2006, 2005 and 2004, respectively.
     The following is a schedule of future minimum lease payments as of June 30, 2006 (in millions):

	Capital	Operating
July 1 – June 30,	Leases	Leases
2007	$0.7	$7.3
2008	0.4	5.6
2009	—	4.1
2010	—	1.9
2011	—	0.2
Thereafter	—	1.5

Total minimum lease payments	1.1	$20.6

Less interest portion of payments	0.1

Present value of minimum lease payments	$1.0

     In the normal course of business, the Company is liable for certain claims made by customers for reimbursement of losses incurred from product performance. In the opinion of management, such obligations will not significantly affect the Company’s financial position, results of operations or cash flows.

TYCO PRINTED CIRCUIT GROUP
NOTES TO COMBINED FINANCIAL STATEMENTS — Continued
For the nine months ended June 30, 2006 and for the fiscal years ended
September 30, 2005 and September 17, 2004
5. Commitments and Contingencies (Cont’d)
     The Company is involved in various stages of investigation and cleanup related to environmental remediation matters at a number of sites and the ultimate cost of site cleanup is difficult to predict given the uncertainties regarding the extent of the required cleanup, the interpretation of applicable laws and regulations and alternative cleanup methods. The Company concluded that it was probable that it would incur remedial costs of approximately $1.7 million and $1.5 million as of June 30, 2006 and September 30, 2005, respectively, the liability for which is included in Other long-term liabilities. This accrual was discounted based on the Company’s best estimate of the liability, which the Company estimated as ranging from $1.5 million to $2.5 million on an undiscounted basis. These costs are mostly comprised of estimated consulting costs to evaluate potential remediation requirements and to complete remediation. As of June 30, 2006, the Company anticipates incurring these costs ratably over the next 36 months. The Company does not expect the outcome of the environmental remediation matters, either individually or in the aggregate, to have a material adverse effect on its financial position, results of operations or cash flows.
     The company was subject to state and federal civil and criminal matters arising out of violation of state and federal environmental laws relating to wastewater discharges in certain facilities in the state of Connecticut. In connection with this investigation, on August 17, 2004, the Company was sentenced for Clean Water Act violations and was ordered to pay a $6 million fine and an additional $3.7 million to fund environmental projects designed to improve the environment for Connecticut residents. The Company was also ordered to implement an environmental compliance plan at all of the Company’s printed circuit board manufacturing locations in the United States, to formalize existing environmental compliance programs and engage an independent third party to conduct an environmental audit of two manufacturing facilities in Connecticut operated by the Company.
     In September 2004, the Connecticut State Superior Court in Hartford, Connecticut entered a stipulated judgment executed by and among the Company, the Connecticut Commissioner of the Department of Environmental Protection (the “DEP”) and the Connecticut Attorney General’s Office with respect to a civil suit against the Company, which suit alleged violations of Connecticut environmental statutes and regulations arising out of the conduct investigated by the federal authorities at these same facilities. Pursuant to this stipulated judgment, the Company paid a $2 million civil penalty to the DEP and will implement capital improvements of $2.4 million to reduce the volume of wastewater discharged from its manufacturing facilities in Connecticut.
     In connection with these matters, the Company recorded charges of $8.7 million in Selling, general and administrative expenses for fiscal year 2004. As of June 30, 2006, the Company had $.7 million remaining in capital improvements to be funded in connection with the settlement.

TYCO PRINTED CIRCUIT GROUP
NOTES TO COMBINED FINANCIAL STATEMENTS — Continued
For the nine months ended June 30, 2006 and for the fiscal years ended
September 30, 2005 and September 17, 2004
5. Commitments and Contingencies (Cont’d)
     The Company is also a defendant in certain legal proceedings in the normal course of business. The Company does not expect the outcome of the legal proceedings, either individually or in the aggregate, to have a material adverse effect on its financial position, results of operations or cash flows.
     As of June 30, 2006 and September 30, 2005 the Company is contingently liable under open standby letters of credit issued by two banks in favor of third parties totaling $.6 million related to facility operating leases.
6. Retirement Plans
     Defined Contribution Retirement Plans — Certain employees of the Company that are employed full-time are eligible to participate in Tyco’s 401(k) retirement plan. Participants can elect to defer a percentage of their salary through payroll deductions and direct their contributions into different funds established by Tyco. The Company provides matching contributions using one of two methods which are dependent upon work location of the employee. The more common formula matches the first 3% of employee deferrals at 100% and the next 2% of deferrals at 50%. The other formula provides a variable company match of 5% to 9% of pay based on a combination of service and employee contribution levels. The expense associated with matching contributions was $2.1 million, $3.1 million and $2.8 million for fiscal periods 2006, 2005, and 2004, respectively. Certain employees of the Company are also eligible to participate in Tyco’s Supplemental Executive Retirement Plan (“SERP”). This plan is nonqualified and restores the employer match that certain employees lose due to IRS limits on eligible compensation under the qualified defined contribution plan. Total amounts owed under the SERP as of June 30, 2006 and September 30, 2005 were $.8 million and $.7 million, respectively.
     Deferred Compensation Plans — Certain employees of the Company participate in Tyco’s nonqualified Supplemental Savings and Retirement Program (SSRP) deferred compensation plan, which permits eligible employees to defer a portion of their compensation. A record keeping account is set up for each participant and the participant chooses from a variety of measurement funds for the deemed investment of their accounts. The measurement funds correspond to certain funds in Tyco’s 401(k) plans and the account balance fluctuates with the investment returns on those funds. The deferred compensation liability and corresponding asset was $.1 million and $.7 million at June 30, 2006 and September 30, 2005, respectively.
     Defined Benefit Pension and Postretirement Benefit Plans — The Company does not provide any defined benefit pension or post retirement benefit plans.

TYCO PRINTED CIRCUIT GROUP
NOTES TO COMBINED FINANCIAL STATEMENTS — Continued
For the nine months ended June 30, 2006 and for the fiscal years ended
September 30, 2005 and September 17, 2004
7. Related Party Transactions and Balances
     Due to Tyco International Ltd. and affiliates — Balances due to/(from) Tyco and affiliates as of June 30, 2006 and September 30, 2005 were (in millions):

	2006	2005
Tyco International Finance Alpha — 7.39% Notes due July 2011	$600.0	$600.0
Tyco International Finance Alpha — 8.23% Notes due April 2010	8.5	8.5
Tyco U.S. Holdings, Inc. — Cash management agreement	513.8	418.6
Tyco International Chinese Cash Pool	(6.0)
Non-interest bearing trade payable, net	5.7	7.5

	$1,122.0	$1,034.6

     The Company’s cash management agreement with Tyco U.S. Holdings, Inc. serves as a line of credit from the Parent to service the Company’s cash flow needs in the U.S. This facility bears interest at the three-month London Interbank Offered Rate (“LIBOR”) plus 1.25% (6.25% and 4.77% as of June 30, 2006 and September 30, 2005, respectively) and is payable quarterly. In addition, the Company’s line of credit with Tyco uses a lockbox arrangement which provides for all receipts to be swept daily to reduce borrowings outstanding. As an indirect subsidiary of Tyco International Ltd, the Company is also a participant in general debt guarantees related to certain third party liabilities of Tyco.
     The Tyco International Chinese Cash Pool is a mechanism by which all Tyco affiliates in China can put excess cash on deposit with an affiliated company, which in turn deposits the funds into an interest bearing account with a financial institution. As of June 30, 2006, the cash pool paid a fluctuating rate of 0.72%.
     The non-interest bearing trade payable represents the net amounts owed to various Tyco affiliates relating to purchase and sales activities in the normal course of business.
     The above amounts have been classified as current liabilities in the accompanying Combined Balance Sheets as of June 30, 2006 and September 30, 2005 as the Parent has the ability to call the debt at anytime with its controlling interest in both the lender and borrower.
     Sales — The Company sells certain of its manufactured products to other subsidiaries of Tyco at prices that the Company believes approximate fair value. Sales to related parties were $5.1 million, $7.7 million and $9.5 million in fiscal periods 2006, 2005 and 2004, respectively.

TYCO PRINTED CIRCUIT GROUP
NOTES TO COMBINED FINANCIAL STATEMENTS — Continued
For the nine months ended June 30, 2006 and for the fiscal years ended
September 30, 2005 and September 17, 2004
7. Related Party Transactions (Cont’d)
     Purchases — The Company purchases certain electrical components used in its backplane assemblies from Tyco Electronics. These purchases totaled $15.2 million, $16.5 million and $18.3 million in fiscal periods 2006, 2005, and 2004, respectively. Domestic purchases are at a price which is the higher of standard cost or the lesser of best published list price or the average U.S. selling price, less 10%.
     Allocation of expenses — Tyco allocates expenses to the Company related to certain management and administrative services provided, as well as for the use of certain patents and trade names. Management fees and royalties and licensing fees for the use of patents and trade names are generally allocated based on the Company’s net revenue. The amount of these fees allocated to the Company depend on a number of factors that are outside the control of the Company, including the total cost incurred by Tyco, as well as changes in the relative size of Tyco’s other businesses. Management fees are primarily related to corporate shared services provided by Tyco, including treasury, income tax, legal, internal audit, human resources and risk management functions. Administrative fees are generally for back-office support provided by Tyco Electronics, including information technology infrastructure and other administrative processing, and are allocated to the Company based on its relative usage of such shared services. These allocations are reflected in the Combined Statements of Operations as charges and allocations due to Tyco International Ltd. and affiliates and are summarized as follows (in millions):

	2006	2005	2004
Management fees	$3.9	$5.5	$8.3
Royalties and licensing fees	0.1	0.3	1.8
Administrative fees	1.3	1.6	0.8

Total	$5.3	$7.4	$10.9

     The Company and its Parent and affiliates believe that all allocations are made on a reasonable and consistent basis in each of the fiscal periods; however, these fees are not necessarily representative of the costs that would have been or will be incurred by the Company if it were operating on a stand-alone basis.

TYCO PRINTED CIRCUIT GROUP
NOTES TO COMBINED FINANCIAL STATEMENTS — Continued
For the nine months ended June 30, 2006 and for the fiscal years ended
September 30, 2005 and September 17, 2004
7. Related Party Transactions (Cont’d)
     Insurance — Tyco provides insurance coverage to the Company for workers compensation liability, general liability, product liability, automobile liability and other coverages through an affiliate captive insurance company. In fiscal year 2004, the Company transferred substantially all of its insurable liabilities related to prior policy years to this affiliate captive insurance company. Total charges for this coverage were $1.4 million, $2.3 million and $2.0 million for fiscal periods 2006, 2005 and 2004, respectively, and represent an allocation of Tyco’s cost for these programs based on the Company’s relative usage of the program.
8. Tyco Share Plans
     As an operating unit of Tyco, the Company has no employee share option plans; however, certain employees of the Company have been granted share options under the Tyco International Ltd. 2004 Stock and Incentive Plan (the “2004 Plan”) which replaces the Tyco International Ltd. Long Term Incentive Plan, as amended as of May 12, 1999 (the “LTIP I Plan”), the Tyco International Ltd. Long Term Incentive Plan II (the “LTIP II Plan”), as well as the Tyco International Ltd. 1994 Restricted Stock Ownership Plan for Key Employees (the “1994 Plan”) for all awards effective on and after March 25, 2004. The 2004 Plan provides for the award of stock options, stock appreciation rights, annual performance bonuses, long term performance awards, restricted units, restricted stock, promissory stock and other stock-based awards (collectively, “Awards”) for eligible employees of the Company. The 1994 Plan provided for the issuance of restricted stock grants to officers and non-officer employees. The Tyco Share Plans do not provide any type of accelerated vesting upon a change in ownership.
     The LTIP I Plan reserved common shares for issuance to Tyco’s directors, executives and managers as share options. This plan is administered by the Compensation Committee of the Board of Directors of Tyco, which consists exclusively of independent directors. The LTIP II Plan was a broad-based option plan for non-officer employees, the terms and conditions of which are similar to the LTIP I Plan.
     Stock-Based Compensation — Effective October 1, 2005, the Company adopted the provisions of SFAS No. 123R using the modified prospective transition method. Under this transition method, the compensation cost recognized beginning October 1, 2005 includes compensation cost for (i) all share-based payments granted prior to, but not yet vested as of October 1, 2005, based on the grant-date fair value estimated in accordance with the original provisions of SFAS No. 123, and (ii) all share-based payments granted subsequent to September 30, 2005 based on the grant-date fair value estimated in accordance with the provisions of SFAS No. 123R. As a result of the adoption of SFAS No. 123R, the Company’s results for the fiscal period 2006 include incremental share-based compensation expense of $1.2 million which has been included in the Consolidated Statements of Operations within Selling, general and administrative expenses.

TYCO PRINTED CIRCUIT GROUP
NOTES TO COMBINED FINANCIAL STATEMENTS — Continued
For the nine months ended June 30, 2006 and for the fiscal years ended
September 30, 2005 and September 17, 2004
8. Tyco Share Plans (Cont’d)
     Prior to October 1, 2005, the Company accounted for stock-based compensation plans in accordance with the provisions of APB Opinion No. 25, as permitted by SFAS No. 123, and accordingly did not recognize compensation expense for the issuance of options with an exercise price equal to or greater than the market price of the stock at the date of grant. Had the fair value based method as prescribed by SFAS No. 123 been applied by the Company, the effect on net income would have been as follows (in millions):

	2005	2004
Net loss, as reported	$(72.9)	$(46.1)
Add: Employee compensation expense for share options included in reported net loss	—	—
Less: Total employee compensation expense for share options determined under fair value method	(1.8)	(2.9)

Net loss, pro forma	$(74.7)	$(49.0)

     Share Options — Options are granted to purchase Tyco common shares at prices which are equal to or greater than the market price of the common shares on the date the option is granted. Conditions of vesting are determined at the time of grant. The stock options are exercisable in equal annual installments over a period of three years and expire 10 years after the date of grant.
     The Company estimates the grant-date fair value of each option using the Black-Scholes option pricing model. The fair value is then amortized on a straight-line basis over the requisite service periods of the awards, which is generally the vesting period. Use of a valuation model requires management to make certain assumptions with respect to selected model inputs. Expected volatility was calculated based on the historical volatility of Tyco’s stock and implied volatility derived from exchange traded options. The average expected life was based on the contractual term of the option and expected employee exercise and post-vesting employment termination behavior. The risk-free interest rate is based on U.S. Treasury zero-coupon issues with a remaining term equal to the expected life assumed at the date of grant. Forfeitures are estimated based on voluntary termination behavior, as well as an analysis of actual option forfeitures.

TYCO PRINTED CIRCUIT GROUP
NOTES TO COMBINED FINANCIAL STATEMENTS — Continued
For the nine months ended June 30, 2006 and for the fiscal years ended
September 30, 2005 and September 17, 2004
8. Tyco Share Plans (Cont’d)
     The following weighted-average assumptions were used for fiscal periods 2006, 2005 and 2004:

	2006	2005	2004
Expected stock price volatility	34%	33%	47%
Risk free interest rate	4.24%	4.09%	2.45%
Expected annual dividend per share	$.40	$.40	$0.05
Expected life of options (years)	4.5	4.5	4.0
     Share options outstanding for the Company’s employees under all Tyco plans as of June 30, 2006 and option activity during the fiscal period 2006 are presented below:

			Weighted-Average	Aggregate
		Weighted-	Remaining	Intrinsic
	Shares	Average	Contractual Term	Value
	(000)	Exercise Price	(in years)	(in millions)
Outstanding at October 1, 2005	1,295	$29.25
Granted	49	29.00
Exercised	(112)	19.30
Forfeited/Canceled	(69)	38.91

Outstanding at June 30, 2006	1,163	29.68	5.4	$3.9

Vested and unvested expected to vest at June 30, 2006	1,146	29.64	5.4	$3.9
Exercisable at June 30, 2006	960	29.17	4.8	$3.9
     The weighted-average grant-date fair values of Tyco options granted to the Company’s employees during fiscal periods 2006, 2005, and 2004 were $8.94, $10.97 and $10.78, respectively. The total intrinsic value of Tyco options exercised by the Company’s employees during the same periods were $1.0 million, $6.0 million, and $.4 million, respectively.
     As of June 30, 2006, there was $1.7 million of total unrecognized compensation cost related to non-vested share options granted to Company employees. The cost is expected to be recognized over a weighted-average period of 1.6 years.
     Restricted Share Awards — All of the restricted share grants issued to the Company’s employees cliff vest after three years. The fair market value of the shares at the time of grant is amortized to expense over the vesting period. All restrictions on the stock will lapse upon normal retirement, death or disability of the employee. Recipients of all restricted shares have the right to vote such shares and receive dividends.

TYCO PRINTED CIRCUIT GROUP
NOTES TO COMBINED FINANCIAL STATEMENTS — Continued
For the nine months ended June 30, 2006 and for the fiscal years ended
September 30, 2005 and September 17, 2004
8. Tyco Share Plans (Cont’d)
     A summary of the status of Tyco restricted shares granted to employees of the Company as of June 30, 2006 and changes during the fiscal period 2006 are presented below:

		Weighted-Average
		Grant-Date Fair
Nonvested Restricted Share Awards	Shares	Value
Nonvested at October 1, 2005	33,340	$29.13
Granted	57,100	28.93
Vested	(5,000)	(15.90)
Forfeited	(2,080)	(29.00)

Nonvested at June 30, 2006	83,360	$29.79

     The weighted-average grant-date fair value of Tyco shares granted to the employees of the Company during fiscal periods 2005 and 2004 was $32.47 and $28.12, respectively. As of June 30, 2006, there was $1.5 million of total unrecognized compensation cost related to non-vested Tyco restricted share awards granted to Company employees. That cost is expected to be recognized over a weighted-average period of 2 years. The total fair value of shares vested for employees of the Company was insignificant during 2006 and no restricted shares vested under this plan in 2005 and 2004.
     Employee Stock Purchase Plans — Substantially all full-time employees of the Company are eligible to participate in Tyco’s employee share purchase plan. Eligible employees authorize payroll deductions to be made for the purchase of shares. The Company matches a portion of the employee contribution by contributing an additional 15% of the employee’s payroll deduction. The Company match of 15% is expensed when incurred and was less than $.1 million during each of the fiscal periods 2006, 2005 and 2004. All shares purchased under the plan are purchased on the open market by a designated broker.
     The total compensation cost for all stock-based compensation was $1.8 million, $.2 and $.1 million for fiscal periods 2006, 2005 and 2004, respectively.

TYCO PRINTED CIRCUIT GROUP
NOTES TO COMBINED FINANCIAL STATEMENTS — Continued
For the nine months ended June 30, 2006 and for the fiscal years ended
September 30, 2005 and September 17, 2004
9. Geographic Data
     Selected information by geographic area is presented below (in millions):

	2006	2005	2004
Net revenue(1):
United States	$270.3	$342.1	$386.9
Europe	8.0	10.6	5.8
Asia	21.5	15.4	11.5

	$299.8	$368.1	$404.2

Long-lived assets:
United States	$104.9	$115.3	$122.5
Asia	2.3	2.4	2.5

	$107.2	$117.7	$125.0

(1)	Revenue from external customers is attributed to individual countries based on the reporting entity that records the sale.
10. Supplementary Balance Sheet Information
     Selected supplementary balance sheet information as of June 30, 2006 and September 30, 2005 are as follows (in millions):

	2006	2005
Inventories:
Raw material	$21.0	$16.4
Work in progress	27.5	25.6
Finished goods	2.5	5.3

Inventories, net	$51.0	$47.3

Property, plant and equipment
Land	$2.4	$2.5
Buildings	48.2	48.0
Leasehold improvements	16.3	16.0
Machinery and equipment	183.2	187.8
Construction in progress	7.9	5.3
Accumulated depreciation	(150.8)	(141.9)

Property, plant and equipment, net	$107.2	$117.7

TYCO PRINTED CIRCUIT GROUP
NOTES TO COMBINED FINANCIAL STATEMENTS — Continued
For the nine months ended June 30, 2006 and for the fiscal years ended
September 30, 2005 and September 17, 2004
11. Subsequent Event
     On August 3, 2006, Tyco signed a definitive agreement to sell substantially all of the assets and liabilities of the Company to TTM Technologies Inc. for $225.6 million in cash. Assets which will be retained by the Company include two owned facilities, one of which is currently classified as held for sale. The carrying value of these properties at June 30, 2006 is $7.0 million. The liabilities to be retained by the Company include the lease obligations associated with eight properties which were formerly used in the operations of the business and amounts owed to Tyco International Finance Alpha and Tyco U.S. Holdings, Inc. It is anticipated that the sale will be completed in the fall of 2006.